NAMCO REALTY LLC and IGAL NAMDAR
POWER OF ATTORNEY
(For Executing Form ID and reports on Schedule 13G and 13D)

Know all by these presents, that the undersigned hereby constitutes and appoints Mark D. Knoll the undersigneds' true and lawful attorney-in-fact and agent to:

(1) Prepare, execute in the undersigneds' name and on the undersigneds' behalf, and submit to the Securities and Exchange Commission (the "***SEC***") a Form ID, Uniform Application for Access Codes to File on EDGAR, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13(d) of the Securities Exchange Act of 1934, as amended (the "***Exchange Act***"), or any rule or regulation thereunder;

(2) Prepare, execute in the undersigneds' name and on the undersigneds' behalf, and submit to the reports on Schedule 13G or 13D (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder in the undersigneds' capacity as the beneficial owner of more than 5% of a registered class of securities of Cedar Realty Trust, Inc. (the "***Company***");

(3) Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Form ID and reports on Schedule 13G or 13D (including, in each case, amendments thereto and joint filing agreements in connection therewith) and file such forms with the SEC and any stock exchange, self-regulatory association or any similar authority; and

(4) Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming (nor is the Company assuming) any of the undersigneds' responsibilities to comply with Section 13(d) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned are no longer required to file reports on Schedule 13G or 13D with respect to the undersigneds' holdings of and transactions in securities issued by the Company or (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorney-in fact.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of the date written below.

Date: May 28, 2020

Namco Realty LLC

By: ______________________
Igal Namdar, Sole Member

Igal Namdar

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